Exhibit 10 (bj)

               IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW
                  JERSEY


UNITED STATES OF AMERICA;
NEW JERSEY DEPARTMENT OF
ENVIRONMENTAL PROTECTION; and
ACTING ADMINISTRATOR, NEW
JERSEY SPILL COMPENSATION
FUND,
              Plaintiffs,         CIVIL ACTION NO, 02-2077 (DMC)

       v.

CHEMICAL WASTE MANAGEMENT,
INC.; EARTHLINE COMPANY;
FILCREST REALTY, INC.;
ANTHONY GAESS; INMAR
ASSOCIATES, INC.; KIN-BUC,
INC.; SCA SERVICES, INC.;
SCA SERVICES OF PASSAIC,
INC.; TRANSTECH INDUSTRIES,
INC.; WASTE MANAGEMENT, INC.;
WASTE MANAGEMENT HOLDINGS,
INC.; and WASTEQUID, INC.,

Defendants.


                                 CONSENT DECREE








                                TABLE OF CONTENTS

I.   BACKGROUND                                               1
II.  JURISDICTION                                             4
III. PARTIES BOUND                                            5
IV.  DEFINITIONS                                              5
V.   REIMBURSEMENT OF RESPONSE COSTS                         10
VI.  NATURAL RESOURCE DAMAGES                                11
VII. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF
     OWNER DEFENDANTS AND WASTE MANAGEMENT DEFENDANTS         15
VIII.COVENANTS NOT TO SUE BY PLAINTIFFS                       17
IX.  RESERVATIONS AND COVENANTS BY DEFENDANTS                 19
X.   EFFECT OF SETTLEMENT; CONTRIBUTION PROTECTION            21
XI.  RETENTION OF RECORDS                                     22
XII. NOTICES AND SUBMISSIONS                                  24
XIII.EFFECTIVE DATE                                           26
XIV. RETENTION OF JURISDICTION                                26
XV.  APPENDICES                                               26
XVI. MODIFICATION                                             26
XVII.LODGING AND OPPORTUNITY FOR PUBLIC COMMENT               27
XVIII. SIGNATORIES/SERVICE                                    27
XIX. FINAL JUDGMENT                                           28

                                  I. BACKGROUND

          A. The United States of America ("United States"), on behalf of the Administrator of the United States Environmental Protection Agency ("EPA"), filed a complaint in this matter on April 5, 2002 against Chemical Waste Management, Inc.; Earthline Company; Filcrest Realty, Inc.; Anthony Gaess; Inmar Associates, Inc.; Kin-Buc, Inc.; SCA Services, Inc.; SCA Services of Passaic, Inc.; Transtech Industries, Inc.; Waste Management, Inc.; Waste Management Holdings, Inc.; and Wastequid, Inc. ("the Defendants"), pursuant to Sections 106(b) and 107(a) of the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. 9606(b), 9607(a).

          B. The United States in its complaint seeks reimbursement of response costs allegedly incurred by EPA and the Department of Justice for response actions in connection with the release or threatened release of hazardous substances at or from the Kin Buc Landfill Superfund Site in Edison Township, Middlesex County, New Jersey ("the Site"), and civil penalties for alleged violations of an EPA Unilateral Administrative Order ("UAO").

          C. The State of New Jersey (the "State"), on behalf of the New Jersey Department of Environmental Protection ("DEP") and the Acting Administrator, Spill Compensation Fund (collectively "Plaintiffs") also filed a complaint against the above-named Defendants in this Court on September 24, 2002, alleging that the above-named Defendants are liable to the State under
Section  107  of CERCLA, 42 U.S.C.  9607, and pursuant to the New  Jersey  Spill
Compensation and Control Act ("the Spill Act"), N.J.S.A. 58:10-23.11 et seq., for costs that DEP allegedly has incurred or will incur as a result of the release or threatened release of hazardous substances at or from the Site, and for reimbursement under the Spill Act for the damages that DEP allegedly has incurred or will incur for any natural resource of the State that has been or may be damaged or destroyed by the contamination at or from the Site.

     D.    On   October  31,  2002,  an  Order  of  Consolidation  was   entered
consolidating the State's action, Civil Action No. 02-4610 (DMC), with the United States' action under Civil Action No. 02- 2077 (DMC).

     E. The United States and Defendants have entered into a separate proposed consent decree, resolving claims brought by the United States against Defendants with respect to this Site (the "Federal Consent Decree").

     F. The Defendants that have entered into this Consent Decree make no admission of fact and deny any fault or liability relating to the Site arising out of the transactions or occurrences alleged in the complaints, and deny that the release or threatened release of hazardous substances at or from the Site constitutes an imminent or substantial endangerment to the public health or welfare or the environment.

     G. In January 1976, EPA began investigations at the Site and detected the discharge of hazardous substances from the Site. In or about 1980, EPA began cleanup activities,

     H.   In  1981,  pursuant to Section 105 of CERCLA,  42  U.S.C.   9605,  EPA
placed the Site on the National Priorities List, set forth at 40 C.F.R. Part 300, Appendix B, as published in the Federal Register on September 8, 1983.

     I. EPA issued a series of four unilateral administrative orders (the "UAOs"), under Section 106(a) of CERCLA, 42 U.S.C. 9606(a), to certain of the Defendants and other parties (collectively, the "Respondents"), not including Waste Management, Inc. or Waste Management Holdings, Inc. The first UAO, issued on September 23, 1983, required the Respondents to perform a removal program, a remedial investigation and feasibility study ("RI/FS"), a remedial action, operation and maintenance ("O&M"), and long-term monitoring. The second UAO, issued on March 25, 1986, amended the 1983 UAO, regarding performance of a feasibility study at the Site,

     J. On September 30, 1988, EPA issued a Record of Decision ("ROD") that divided the Site remediation into two "operable units" ("OUs"). The first OU ("OU I") consisted of the Kin-Buc I and II mounds, portions of the Low-Lying Area, and Pool C. The second OU ("OU II") consisted of areas impacted by contamination migrating from the OU I areas, including Mound B, other portions of the Low-Lying Area, Edmonds Creek, Mill Brook, Martins Creek, and the wetlands associated with Edmonds Creek. The September 30, 1988 ROD also selected a remedy for OU I, addressing source control measures.

     K. The third UAO, issued on September 21, 1990, amended the 1983 and 1986 UAOs, and required the Respondents to undertake a remedial design and remedial action ("RD/RA") for OU I and an RI/FS for OU II.

     L. In September 28, 1992, EPA issued a ROD that selected a remedy for OU II addressing impacts from contaminant migration at or from the Site.

     M. The fourth UAO, issued on November 19, 1992, required the Respondents to undertake a remedial design, remedial construction, wetlands restoration, O&M, and long-term monitoring for OU II.

     N. The remedial action embodied in the RODs was, and continues to be, implemented by certain of the Defendants.

     0. DEP has performed, either solely or in concert with EPA, various response activities at the Site,

     P. The Parties acknowledge, and the Court by entering this Consent Decree finds, that this Consent Decree has been negotiated by the Parties in good faith to fully resolve Plaintiffs' claims for Past Response Costs and Natural Resource Damages with regard to the Site, that implementation of this Consent Decree will avoid prolonged and complicated litigation between the Parties, and that this Consent Decree is fair, reasonable and in the public interest.

     NOW, THEREFORE, it is hereby Ordered, Adjudged, and Decreed:

                                II. JURISDICTION

     1. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. 1331 and 1345, and 42 U.S.C. 9606, 9607, and
9613(b). This Court also has personal jurisdiction over the Defendants. Solely for the purposes of this Consent Decree and the underlying complaint, Defendants waive all objections and defenses that they may have to jurisdiction of the Court or to venue in this District. Defendants shall not challenge the terms of this Consent Decree or this Court's jurisdiction to enter and enforce this Consent Decree.

                       III.  PARTIES BOUND

     2, This Consent Decree applies to, is binding upon and inures to the benefit of Plaintiffs and Defendants and their heirs, successors and assigns. Any change in ownership or corporate status of a Defendant including, but not limited to, any transfer of assets or real or personal property, shall in no way alter such Defendant's responsibilities and benefits under this Consent Decree.

                       IV.   DEFINITIONS

     3. Unless otherwise expressly provided herein, terms used in this Consent Decree, that are defined in CERCLA or in regulations promulgated under CERCLA shall have the meaning assigned to them in CERCLA or in such regulations. Whenever terms listed below are used in this Consent Decree or in the appendices attached hereto and incorporated hereunder, the following definitions shall apply:

          a."CERCLA"   shall  mean  the  Comprehensive  Environmental  Response,
            Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601 et. seq.

          b."Certification   of  Completion"  shall  mean  EPA's   certification
            pursuant to Section 122(f) (3) of CERCLA, 42 U.S.C. 9622(f) (3), that remedial action has been completed at the Site in accordance with the requirements of the NCP, and the ROD.

          c."Consent Decree" shall mean this Decree and all appendices attached hereto (listed in Section XV). In the event of conflict between this Decree and any appendix, this Decree shall control.

          d."Day" shall mean a calendar day unless expressly stated to be a working day. "Working day" shall mean a day other than a Saturday, Sunday, or Federal holiday. In computing any period of time under this Consent Decree, where the last day would fall on a Saturday, Sunday, or Federal holiday, the period shall run until the close of business of the next working day.

          e."Defendants"  shall mean Chemical Waste Management, Inc.;  Earthline
            Company; Filcrest Realty, Inc.; Anthony Gaess; Inmar Associates, Inc.; Kin-Buc, Inc.; SCA Services, Inc.; SCA Services of Passaic,
            Inc.; Transtech Industries, Inc.; Waste Management, Inc.; Waste Management Holdings, Inc.; and Wastequid, Inc.

          f."Department of Environmental Protection" or "DEP" shall mean the New Jersey Department of Environmental Protection and any successor departments or agencies of the State,

          g."Effective Date" shall be the effective date of this Consent Decree as provided in Paragraph 27.

          h."EPA" shall mean the United States Environmental Protection Agency and any successor departments or agencies of the United States.

          i."Future Response Costs" shall mean all costs, including, but not limited to, direct and indirect costs, that the Department of Environmental Protection has paid or will pay in connection with the remediation of the Site after December 18, 2002.

          j."National  Contingency Plan" or "NCP" shall mean  the  National  Oil and Hazardous Substances Pollution Contingency Plan promulgated pursuant to Section 105 of CERCLA, 42 U.S.C. 9605, codified at 40 C.F.R. Part 300, and any amendments thereto.

          k."Natural Resource Damages" shall mean damages for injury to, destruction of, or loss of natural resources, including the costs of assessing the damages, at and in connection with the Site.

          1."NRD Projects" shall mean those activities set forth in Appendix B of this Consent Decree.

          m."Owner  Defendants" shall mean Transtech Industries, Inc.,  Filcrest
            Realty, Inc., Kin-Buc, Inc., and Inmar Associates, Inc. Transtech Industries, Inc. is not a titled owner of the Owner Defendant Lots but is the parent of Filcrest Realty, Inc., and Kin-Buc, Inc., in whose names the Owner Defendant Lots are titled.

          n."Owner Defendant Lots" shall mean those certain lots in Block 400, Township of Edison, numbered 3-C, which is owned by Kin-Buc, Inc., and 37, 43, 44, 45, 46, 47, 56, 60 and 61 which are owned by
            Filcrest Realty, Inc., that are included in the NRD Projects.

          o."Paragraph" shall mean a portion of this Consent Decree identified by an Arabic numeral or an upper case letter.

          p."Parties"  shall  mean  the New Jersey Department  of  Environmental
            Protection; and the Acting Administrator, Spill Compensation Fund; and the Defendants,

          q."Past Response Actions" shall mean all response actions undertaken by DEP at or in connection with the Site with respect to which response costs were paid before December 18, 2002.

          r."Past Response Costs" shall mean all costs, including, but not limited to, direct and indirect costs, that the Department of Environmental Protection paid in connection with the remediation of the Site through December 18, 2002.

          s."Plaintiffs"  shall mean the New Jersey Department of  Environmental
            Protection and the Acting Administrator, Spill Compensation Fund.

          t."RCRA"  shall  mean  the Solid Waste Disposal Act,  as  amended,  42
            U.S.C.   6901  et seq. (also known as the Resource Conservation  and
            Recovery Act).

          u."Record of Decision" or "ROD" shall mean the EPA Record of Decisions relating to the Site or Operable Units at the Site signed on September 30, 1988 and on September 28, 1992 by the Regional Administrator, EPA Region 2, or his delegate, and all attachments and amendments thereto.

          v."Remedial Action" shall mean the response actions at the Site set forth in the Records of Decision.

          w."Section" shall mean a portion of this Consent Decree identified by a Roman numeral.

          x."Site" shall mean the Kin Buc Landfill Superfund Site, encompassing approximately 200 acres, located at 383 Meadow Road in Edison Township, Middlesex County, New Jersey, and depicted generally on the map attached as Appendix A.

          y."State"  shall  mean  the  State  of  New  Jersey,  the  New  Jersey
            Department of Environmental Protection and the Attorney General of New Jersey acting on behalf of the Department of Environmental Protection.

          z."United States" shall mean the United States of America, by its agents the United States Environmental Protection Agency and the
            United States Department of Justice acting on behalf of the Environmental Protection Agency.

          aa.      "Waste  Management  Defendants"  shall  mean  Chemical  Waste
            Management, Inc., Earthline Company, Anthony Gaess, SCA Services, Inc., SCA Services of Passaic, Inc., Waste Management, Inc., Waste Management Holdings, Inc., and Wastequid, Inc.

          bb.     "Waste  Material"  shall  mean (1) any  "hazardous  substance"
            under Section 101(14) of CERCLA, 42 U.S.C. 9601(14); (2) any pollutant or contaminant under Section 101(33), 42 U.S.C. 9601
            (33); (3) any "solid waste" under Section 1004 (27) of RCRA, 42 U.S.C. 6903 (27); and (4) any "hazardous substance" under N.J.S.A. 58:10-23.11b.

          V.  REIMBURSEMENT OF RESPONSE COSTS

4.   Payment for Past Response Costs.

     a. Within 30 days of the Effective Date, Defendants shall pay to the State $110,000.00 in the form of a certified or cashier's check or checks made payable to "Treasurer, State of New Jersey," in reimbursement of Past Response Costs. The Defendants shall send the certified or cashier's check(s) to: Jennifer L. Cordes, Deputy
          Attorney General, Richard J. Hughes Justice Complex, 25 Market Street, Post Office Box 093, Trenton, New Jersey 08625-0093,

     b. The Defendants' obligations to pay the amounts owed to the State in the prescribed form and manner pursuant to Paragraph 4(a) above are joint and several, without regard to fault. In the event of insolvency or other failure by any Defendant to satisfy any provision of this Consent Decree, the remaining Defendants shall satisfy such provision.

                          VI.  NATURAL RESOURCE DAMAGES

     5. The Waste Management Defendants shall implement the NRD Projects set forth in Appendix B hereof.

     6. The Waste Management Defendants certify that they have contacted DEP's Office of Natural Resource Restoration for the purpose of beginning the process of obtaining all necessary approvals to implement the NRD Projects.

     7. The Owner Defendants acknowledge that the NRD Projects to be undertaken by the Waste Management Defendants under this Consent Decree will be undertaken, in part, on the Owner Defendant Lots and on lots that are adjacent to the lots in the Supplemental Environmental Project (the "SEP") and the Wetland Restoration and Land Management Project ("WLP") to be undertaken by the Owner Defendants under the Federal Consent Decree, and with respect to such NRD Projects the Owner Defendants agree that:

          a. Owner Defendants shall allow access by the Waste Management Defendants to the Owner Defendant Lots for the purpose of performing the NRD Projects required by this Consent Decree, and shall otherwise fully cooperate in and shall not, directly or indirectly, obstruct, impede or interfere with the performance of the NRD Projects,

          b. The easement granted to SCA Services, Inc. by Filcrest Realty, Inc., dated April 25, 1994, and duly recorded in the Deed Records of the Middlesex County Clerk on May 6, 1994, in Deed Book 41478, Pages 575 et seq., (the "SCA Easement"), allows access to the Waste Management Defendants to the Owner Defendant Lots, for, among other purposes, the purpose of performing the NRD Projects and all activities related thereto, as required by this Consent Decree, and Owner Defendants shall not assert that the NRD Projects are excluded from the scope of activities that may be undertaken pursuant to the SCA Easement.

          c. Owner Defendants shall cooperate with the Waste Management Defendants in coordinating the timing of work required by the SEP, the WLP and the NRD Projects.

          d. Owner Defendants shall cooperate with the Waste Management Defendants in taking all necessary steps, including, but not limited to, transferring fee simple title of the Owner Defendant Lots to a conservancy or similar non-profit entity or granting a conservation easement on such lots to a conservancy or similar non-profit entity, to insure that the Owner Defendant Lots are preserved as open space in perpetuity; and

          e. Owner Defendants are not entitled to and shall not seek to exact any payment or consideration from or impose any charge on the Waste Management Defendants as compensation or reimbursement for Owner Defendants' fulfillment of their obligations under this Consent Decree; provided, however, that nothing in this Paragraph 7(e) shall have any impact on the rights and obligations of either the Waste Management Defendants or the Owner Defendants under the indemnification provisions of that certain agreement entitled "Settlement Agreement for Matters Relating to the Kin-Buc Landfill," dated December 23, 1997.

          f. The Waste Management Defendants shall be entitled to preliminary restraint, and to injunctive and other equitable relief to prevent the Owner Defendants from violating or threatening to violate the provisions of Paragraph 7 hereof, and to otherwise enforce such provisions. The Waste Management Defendants' remedies at law for violation of Paragraph 7 will be inadequate and the Waste Management Defendants shall be entitled to the injunctive relief described herein, and to specific performance of Paragraph 7, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies. The remedies described herein shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity.

          g. Owner Defendants shall allow representatives or agents of the New Jersey Department of Environmental Protection access to any of the Owner Defendant Lots for the purpose of conducting an inspection or survey of the NRD Projects.

     8. The Waste Management Defendants acknowledge that the SEP and the WLP to be undertaken by the Owner Defendants under the Federal Consent Decree include the Owner Defendant Lots and lots that are adjacent to the lots in the NRD Projects, and with respect to such SEP and WLP the Waste Management Defendants agree that:

          a. The Waste Management Defendants shall allow access by the Owner Defendants to any property under their control or included in the NRD Projects for the purpose of performing the SEP and the WLP required by the Federal Consent Decree, and shall otherwise fully cooperate in and shall not, directly or indirectly, obstruct, impede or interfere with the implementation and maintenance of the SEP and the WLP.

          b. The Waste Management Defendants shall cooperate with the Owner Defendants in coordinating the timing of work required by the SEP, the WLP and the NRD Projects.

          c. Waste Management Defendants are not entitled to and shall not seek to exact any payment or consideration from or impose any charge on the Owner Defendants as compensation or reimbursement for Waste Management Defendants' fulfillment of their obligations under this Consent Decree; provided, however, that nothing in this Paragraph 8(c) shall have any impact on the rights and obligations of either the Waste Management Defendants or the Owner Defendants under the indemnification provisions of that certain agreement entitled "Settlement Agreement for Matters Relating to the Kin-Buc Landfill," dated December 23, 1997.

          d. Owner Defendants shall be entitled to preliminary restraint, and to injunctive and other equitable relief to prevent the Waste Management Defendants from violating or threatening to violate the provisions of Paragraph 8 hereof, and to otherwise enforce such provisions. Owner Defendants' remedies at law for violation of Paragraph 8 will be inadequate and the Owner Defendants shall be entitled to the injunctive relief described herein, and to specific performance of Paragraph 8, without the necessity of proving either actual damages or the inadequacy of otherwise available legal remedies. The remedies described herein shall be cumulative and shall be in addition to all remedies now or hereafter existing at law or in equity.

     9. Subject to the provisions of Paragraphs 11 through 13 of this Consent Decree, the Parties agree that by successfully performing the NRD Projects, the Defendants fully and finally resolve any claims for Natural Resource Damages that the Plaintiffs made or could have made in this action under Section 107 of CERCLA, 42 U.S.C. 9607, the Spill Act and/or state or federal common law,

     VII.REPRESENTATIONS,  WARRANTIES AND ACKNOWLEDGEMENTS OF  OWNER  DEFENDANTS
          AND WASTE MANAGEMENT DEFENDANTS

     10. The Owner Defendants and the Waste Management Defendants represent, warrant and acknowledge, as follows:

          a, Valuable Consideration. The Owner Defendants represent and warrant that the consideration to be provided by the Waste Management Defendants and Plaintiffs in accordance herewith constitutes fair, adequate and reasonably equivalent consideration in exchange for, and represents the fair and reasonably equivalent value of and for, the consideration hereunder flowing from the Owner Defendants. The Waste Management Defendants represent and warrant that the consideration to be provided by the Owner Defendants and Plaintiffs in accordance herewith constitutes fair, adequate and reasonably equivalent consideration in exchange for, and represents the fair and reasonably equivalent value of and for, the consideration hereunder flowing from the Waste Management Defendants,

          b. Good Faith. The Owner Defendants represent and warrant that they have acted and negotiated this Consent Decree in good faith. The Waste Management Defendants represent and warrant that they have acted and negotiated this Consent Decree in good faith. The Owner Defendants and the Waste Management Defendants represent and warrant that this Agreement represents an arms-length agreement among the parties, absent collusion, coercion or duress.

          c. Filcrest Realty, Inc. represents and warrants that, to the best of its knowledge, immediately prior to the granting of an easement on and conveyance of record title to Lots 37, 43, 44, 45, 46, 47, 56, 60 and 61 in Block 400 in Edison Township to Clean Land Fund, pursuant to the Federal Consent Decree, it owned fee simple record title to such lots, free and clear of any and all liens and encumbrances, rights, claims or interests of others, except for the encumbrance of the SCA Easement. In the event that, on the date of execution of this consent decree, Filcrest Realty, Inc. has not yet granted an easement on or conveyed record title to such lots to Clean Land Fund, pursuant to the Federal Consent Decree, Filcrest Realty, Inc. represents and warrants that, to the best of its knowledge, it owns fee simple record title to all such lots, free and clear of any and all liens and encumbrances, rights, claims or interests of others, except for the encumbrance of the SCA Easement.

          d. Kin-Buc, Inc. represents and warrants that, to the best of its knowledge, immediately prior to the granting of an easement on and conveyance of record title to Lot 3-C in Block 400 in Edison Township to Clean Land Fund, pursuant to the Federal Consent Decree, it owned fee simple record title to such lot, free and clear of any and all liens and encumbrances, rights, claims or interests of others. In the event that, on the date of execution of this consent decree, Kin-Buc, Inc. has not yet granted an easement on or conveyed record title to such lots to Clean Land Fund, pursuant to the Federal Consent Decree, Kin-Buc, Inc. represents and warrants that it owns fee simple record title to all such lots, free and clear of any and all liens and encumbrances, rights, claims or interests of others.

          VIII.    COVENANTS NOT TO SUE BY PLAINTIFFS

     11. In consideration of the payment that will be made and the NRD Projects that will be completed by the Defendants under the terms of this Consent Decree, and except as specifically provided in Paragraph 12 of this Section, the State covenants not to sue or to take administrative action against Defendants pursuant to Section 107(a) of CERCLA, the Spill Act, or any other statute, or common law for recovery of Past Response Costs or Natural Resource Damages. This covenant not to sue shall take effect upon the receipt by the State of the payment required by Paragraph 4(a) of Section V (Reimbursement of Response Costs) and is conditioned upon the satisfactory performance by Defendants of their obligations under this Consent Decree, provided, however, that no Defendant shall be denied the benefit of this covenant not to sue because of another Defendant's failure to comply with the Consent Decree. This covenant not to sue extends only to the Defendants, their heirs, successors and assigns and does not extend to any other person.

     12. General reservations of rights. The covenants not to sue set forth above do not pertain to any matters other than those expressly specified in Paragraph 11. The State reserves, and this Consent Decree is without prejudice to all rights against Defendants with respect to all other matters, including but not limited to the following:

          a. Claims based on a failure by Defendants to meet a requirement of this Consent Decree;

          b. Liability arising from the disposal, release, or threat of release of Waste Material by the Defendants outside of the Site, but excluding any Waste Material already discharged at the Site and emanating therefrom as a result of natural causes or a permitted activity, including, but not limited to, the work performed under the UAOs, the NRD Projects or the Federal Consent Decree;

          c. Liability for future disposal of Waste Material at the Site, other than as provided in the ROD or otherwise ordered by EPA or the State;

          d.  Criminal liability;

          e. Liability for violations of federal or state law by the Defendants that occur during or after implementation of the Remedial Action, but excluding violations caused by any Waste Material already discharged at the Site and emanating therefrom as a result of natural causes or a permitted activity, including, but not limited to, the work performed under the UAOs, the NRD Projects or the Federal Consent Decree; and

          f. Liability for additional operable units at the Site that may be required for remediation of the Site.

     13. The State retains all authority and reserves all rights to take any and all response actions authorized by law, except as provided in Paragraph 11.


          IX. RESERVATIONS AND COVENANTS BY DEFENDANTS

     14. Reservation of Rights. If the State takes any action against the Defendants or any of them pursuant to Paragraph 12, the Defendants expressly reserve any and all federal and state statutory and common law defenses, claims, counterclaims and set-offs available to them in such action.

     15. Covenant Not to Sue. Subject to the reservations in Paragraph 14 above, Defendants hereby covenant not to sue and agree not to assert any claims or causes of action against the State in connection with the Site with respect to Past Response Actions by the State or Past Response Costs incurred by the Defendants in connection with the Site, or costs to be incurred in complying with this Consent Decree, including:

          a. Any direct or indirect claim for reimbursement from the Spill Compensation Fund under N.J.S.A. 58:10-23.11 et seq., or the Sanitary Landfill Fund under N.J.S.A. 13: 1E-I00 et seq., or any other provision of law;
          b. Any claims against the State, including any department, agency or instrumentality of the State pursuant to CERCLA Sections 107 or 113, the Spill Act, or the Sanitary Landfill Facility Closure and Contingency Fund Act ("Sanitary Landfill Act") related to Past Response Costs or Natural Resource Damages; or
          c. Any claims arising out of Past Response Actions at the Site, including claims based on EPA's and/or the State's selection of Past Response Actions, oversight of Past Response Actions or approval of plans for Past Response Actions.

     16. Nothing in this Consent Decree shall be deemed to constitute preauthorization of a claim against the Spill Compensation Fund, pursuant to N.J.S.A. 58:10-23.11 et seq. or N.J.A.C. 7:1J, or the Sanitary Landfill Fund, pursuant to N.J.S.A. 13:1E-100 et seq. or N.J.A.C. 7:11.

     17. No Findings or Admissions of Liability. Nothing contained in this Consent Decree is or shall be construed as an admission by the Defendants or a finding by the State of any wrongdoing or liability on the part of the Defendants.

                X. EFFECT OF SETTLEMENT; CONTRIBUTION PROTECTION

     18. Nothing in this Consent Decree shall be construed to create any rights in, or grant any cause of action to, any person not a Party to this Consent Decree. The preceding sentence shall not be construed to waive or nullify any rights that any person not a signatory to this decree may have under applicable law. Each of the Parties expressly reserves any and all rights (including, but not limited to, any right to contribution), defenses, claims, demands, and causes of action that each Party may have with respect to any matter, transaction, or occurrence relating in any way to the Site against any person not a Party hereto.

     19. The Parties agree, and by entering this Consent Decree this Court finds, that the Defendants are entitled, as of the Effective Date, to protection from contribution actions or claims as provided by CERCLA Section 113 (f) (2), 42 U.S.C. 9613 (f) (2) for all matters addressed in this Consent Decree.

     20. The Defendants agree that with respect to any suit or claim for contribution brought by them for matters addressed in this Consent Decree they will notify the State in writing no later than 60 days prior to the initiation of such suit or claim.

     21. The Defendants also agree that with respect to any suit or claim for contribution brought against any of them for matters related to this Consent Decree they will notify the State in writing within 60 days of effective service of the complaint on them. In addition, with respect to each such suit or claim, Defendants shall notify the State within 30 days of service or receipt of any Motion for Summary Judgment and within 30 days of receipt of any order from a court setting a case for trial for matters related to this Consent Decree.

     22. In any subsequent administrative or judicial proceeding initiated by the State for and with respect to any claim for recovery of Future Response Costs relating to the Site, Defendants shall not assert, and may not maintain, any defense or claim based upon the principles of waiver, res judicata, collateral estoppel, issue preclusion, claim-splitting, entire controversy, or other defenses based upon any contention that the claims raised by the State in the subsequent proceeding were or should have been brought in the instant case; provided, however, that nothing in this Paragraph prohibits the assertion of statute of limitations defenses with respect to such claims or affects the enforceability of the covenants not to sue set forth in Section VII (Covenants Not to Sue by Plaintiffs).

                            XI. RETENTION OF RECORDS

     23. Until 10 years after the entry of this Consent Decree, Defendants shall preserve and retain all records and documents now in their possession or control or that come into their possession or control that relate in any manner to response actions taken at the Site or the liability of any person for response actions conducted and to be conducted at the Site, regardless of any corporate retention policy to the contrary.

     24. At the conclusion of this document retention period, Defendants shall notify the State at least 90 days prior to the destruction of any such records or documents, and, upon request by the State within such 90-day period, Defendants shall deliver any such records or documents to DEP. The Defendants may assert that certain documents, records and other information are privileged under the attorney-client privilege or any other privilege recognized by federal or state law. If the Defendants assert such a privilege, they shall provide the Plaintiff with the following: (1) the title of the document, record, or information; (2) the date of the document, record, or information; (3) the name and title of the author of the document, record, or information; (4) the name and title of each addressee and recipient; (5) a description of the subject of the document, record, or information; and (6) the privilege asserted by Defendants. However, no documents, reports or other information that are required to be created by this Consent Decree shall be withheld on the grounds that they are privileged. If a claim of privilege applies only to a portion of a document, the document shall be provided to Plaintiffs in redacted form to mask the privileged information only. The Defendants shall retain all documents, records, and information that they claim to be privileged until the State, where appropriate, has had a reasonable opportunity to dispute the privilege claim and any such dispute has been resolved.

     25. Each Defendant hereby certifies individually that, to the best of its knowledge and belief, after thorough inquiry, it has not altered, mutilated, discarded, destroyed or otherwise disposed of any records, documents or other information relating to its potential liability regarding the Site since notification of potential liability by the United States or the State or the filing of suit against it regarding the Site and that it has fully complied with any and all EPA requests for information pursuant to Section 104 (e) and 122 (e) of CERCLA, 42 U.S.C. 9604 (e) and 9622 (e), and Section 3007 of RCRA, 42 U.S.C. 6927, and any and all DEP requests for information pursuant to state law, provided, however, the Plaintiffs acknowledge that each of the UAOs contained record retention provisions that required the retention of records only for specific time periods, all of which have expired, and therefore, any destruction of records by the Defendants in compliance with the requirements of the UAOs shall not constitute a violation of this paragraph.

                  XII. NOTICES AND SUBMISSIONS

     26. Whenever, under the terms of this Consent Decree, written notice is required to be given or a report or other document is required to be sent by one Party to another, it shall be directed to the individuals at the addresses specified below, unless those individuals or their successors give notice of a change to the other Parties in writing. All notices and submissions shall be considered effective upon receipt, unless otherwise provided. Written notice as specified herein shall constitute complete satisfaction of any written notice requirement of the Consent Decree with respect to the State and the Defendants, respectively.

As to the State:             Section Chief
                             Cost Recovery and Natural Resource Damage
                             Section
                             Division of Law
                             Department of Law and Public Safety
                             Richard J. Hughes Justice Complex
                             Post Office Box 093
                             Trenton, New Jersey 08625-0093

                             Director
                             Division of Remediation Management and
                             Response
                             New Jersey Department of
                             Environmental Protection
                             401 East State Street
                             Post Office Box 028
                             Trenton, New Jersey 08625-0028

                             Chief
                             Office of Natural Resource Restoration
                             New Jersey Department of Environmental
                             Protection
                             501 East State Street
                             Post Office Box 404
                             Trenton, New Jersey 08625

As to Chemical Waste Management, Inc., Earthline Company, SCA Services, Inc., SCA Services of Passaic, Inc., Waste Management, Inc., Waste Management Holdings, Inc. and Wastequid,
Inc.:

                             General Counsel
                             SC Holdings, Inc.
                             1001 Fannin, Suite 4000
                             Houston, TX 77002

Copy to:                     Antoinette R. Stone, Esq.
                             Buchanan Ingersoll
                             1835 Market Street, 14th Floor
                             Philadelphia, PA 19103-2985

As to Transtech Industries, Inc., Kin-Buc, Inc. and Filcrest Realty, Inc.:

                             Andrew J. Mayer
                             Transtech Industries, Inc.
                             200 Centennial Avenue, Suite 202
                             Piscataway, NJ 08554

Copy to:                     James M. Andrews, Esq.
                             Blank Rome LLP
                             Woodland Falls Corporate Park
                             210 Lake Drive East, Suite 200
                             Cherry Hill, NJ 08002

As to Inmar Associates, Inc.: Michael K. Mullen, Esquire
                             Schenck, Price, Smith & King, LLP
                             10 Washington Street, P.O. Box 905
                             Morristown, NJ 07963-0905

As to Anthony Gaess:         James O'Toole, Jr., Esquire
                             Saul Ewing LLP
                             Centre Square West,
                             1500 Market Street, 38th Floor
                             Philadelphia, PA 19102-2186

                              XIII. EFFECTIVE DATE

     27. The effective date of this Consent Decree shall be the date upon which the Court enters this Consent Decree, except as otherwise provided herein.

                 XIV. RETENTION OF JURISDICTION

     28. This Court shall retain jurisdiction of this matter for the purpose of enforcing the terms of this Consent Decree.

                       XV.  APPENDICES

     29. The following appendices are attached to and incorporated into this Consent Decree:


          "Appendix A" is the map of the Site,


          "Appendix B" is a description of the projects that the Defendants shall complete in order to satisfy Section VI (Natural Resource Damages) of this Consent Decree.

                       XVI. MODIFICATION

     30. Nothing in this Decree shall be deemed to alter the Court's power to enforce, supervise or approve modifications to this Consent Decree.


                XVII. LODGING AND OPPORTUNITY FOR PUBLIC COMMENT

     31. Immediately after execution of this Consent Decree by the parties, the State shall lodge this Consent Decree with the Court for a period of not less than 30 days for public notice and comment in accordance with Section 122 (d)
(2)  of  CERCLA,  42  U.S.C.   9622 (d) (2), and  28  C.F.R.   50.7.  The  State
reserves the right to withdraw or withhold its consent if the comments regarding the Consent Decree disclose facts or considerations that indicate that the Consent Decree violates state law. Defendants consent to the entry of this Consent Decree without further notice.

     32. If for any reason the Court should decline to approve this Consent Decree in the form presented, this agreement is voidable at the sole discretion of any Party and the terms of the agreement may not be used as evidence in any litigation between the Parties,

                     XVIII.   SIGNATORIES/SERVICE

     33. Each undersigned representative certifies that he or she is fully authorized to enter into the terms and conditions of this Consent Decree and to execute and legally bind such Party to this document.

     34. Each Settling Defendant hereby agrees not to oppose entry of this Consent Decree by this Court or to challenge any provision of this Consent Decree unless the State has notified the Defendants in writing that it no longer supports entry of the Consent Decree.

     35. Each Settling Defendant shall identify, on the attached signature page, the name, address and telephone number of an agent who is authorized to accept service of process by mail on behalf of that Party with respect to all matters arising under or relating to this Consent Decree. Defendants hereby agree to accept service in that manner and to waive the formal service requirements set forth in Rule 4 of the Federal Rules of Civil Procedure and any applicable local rules of this Court, including, but not limited to, service of a summons.

                               XIX. FINAL JUDGMENT

     36. Upon approval and entry of this Consent Decree by the Court, this Consent Decree shall constitute a final judgment as to Past Response Costs and Natural Resource Damages between and among Plaintiffs and the Defendants. The Court finds that there is no just reason for delay and therefore enters this Consent Decree as a final judgment as to Past Response Costs and Natural Resource Damages under Fed. R. Civ. P. 54 and 58.

              SO ORDERED THIS____  DAY OF ____,____


                             Dennis M. Cavanaugh
                             United States District Judge



THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                FOR THE NEW JERSEY DEPARTMENT OF
                                ENVIRONMENTAL PROTECTION


                                _____________________________________
                                Joseph Seebode
                                Assistant Commissioner,
                                Division of Site Remediation and
                                Waste Management


                                _____________________________________
                                John S. Watson, Jr.
                                Assistant Commissioner
                                Natural and Historic Resources

Dated:

                                FOR THE NEW JERSEY SPILL

                                COMPENSATION FUND

                                ___________________________________
                                Leonard J. Romino
                                Administrator



                                PETER C. HARVEY
                                ATTORNEY GENERAL OF NEW JERSEY
                                Attorney for Plaintiffs,
                                New Jersey Department of Environmental
                                Protection and Administrator,
                                New Jersey Spill
                                Compensation Fund


                           By: ______________________________________
                               Jennifer L. Cordes
                                Deputy Attorney General


Dated:




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                FOR CHEMICAL WASTE MANAGEMENT,
                                INC., for itself and as successor by merger to Earthline Company, SCA Services of Passaic, Inc., and Wastequid, Inc.






Dated: 12/30/04                    /s/ Antoinette R. Stone, Esquire
                              Antoinette R. Stone, Esquire


Agent Authorized to Accept Service on Behalf of Above-Signed Party:



                                Steven M. Morgan, Esquire
                                Vice President and Assistant
                                General Counsel-Regulatory/HSE
                                Waste Management, Inc.
                                1001 Fannin, Suite 4000
                                Houston, TX 77002
                                (713)512-6200




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                FOR FILCREST REALTY, INC.




                                /s/ James M. Andrews, Esquire
                                James M. Andrews, Esquire

Dated:  12/30/04


Agent Authorized to Accept Service on Behalf of Above-Signed Party:


                                Andrew J. Mayer
                                Chief Financial Officer
                                Transtech Industries, Inc.
                                200 Centennial Avenue, Suite 202
                                Piscataway, NJ 08854
                                (732)981-0777




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                       FOR ANTHONY GAESS


Dated:  12/30/04                        /s/ James O'Toole, Jr., Esquire
                                        James O'Toole, Jr., Esquire




Agent Authorized to Accept Service on Behalf of Above-Signed Party:



                                         James O'Toole, Jr., Esquire
                                         Saul Ewing LLP
                                         Centre Square West,
                                         1500 Market Street, 38th Floor
                                         Philadelphia, PA 19102-2186
                                         (215)972-7777



THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                FOR INMAR ASSOCIATES, INC.



                                /s/ Michael K. Mullen, Esquire
                                Michael K. Mullen, Esquire


Dated: 12/30/04



Agent Authorized to Accept Service on Behalf of Above-Signed Party:


                                Michael K. Mullen, Esquire
                                Schenck, Price, Smith & King, LLP
                                10 Washington Street, P.O. Box 905
                                Morristown, NJ 07963-0905
                                (973)539-1000




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                FOR KIN-BUC, INC.



                                /s/ James M. Andrews, Esquire
                                James M. Andrews, Esquire

Dated:  12/30/04



Agent Authorized to Accept Service on Behalf of Above-Signed Party:


                             Andrew J. Mayer
                             Chief Financial Officer
                             Transtech Industries, Inc.
                             200 Centennial Avenue, Suite 202
                             Piscataway, NJ 08854
                             (732)981-0777



THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site,

                                FOR SC HOLDINGS, INC., successor by
                                merger to SCA SERVICES, INC.



                                /s/ Antoinette R. Stone, Esquire
                                Antoinette R. Stone, Esquire

Dated:  12/30/04


Agent Authorized to Accept Service on Behalf of Above-Signed Party:



                                Steven M. Morgan, Esquire
                                Vice President & Assistant
                                General Counsel-Regulatory/HSE
                                Waste Management, Inc.
                                1001 Fannin, Suite 4000
                                Houston, TX 77002
                                (713)512-6200



THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.

                                FOR TRANSTECH INDUSTRIES, INC.




                                /s/ James M. Andrews, Esquire
                                James M. Andrews, Esquire

Dated:  12/30/04


Agent Authorized to Accept Service on Behalf of Above-Signed Party:


                                Andrew J. Mayer
                                Chief Financial Officer
                                Transtech Industries, Inc.
                                200 Centennial Avenue, Suite 202
                                Piscataway, NJ 08854
                                (732)981-0777




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site.


                               FOR WASTE MANAGEMENT, INC.




                               /s/ Linda J. Smith
                               Linda J. Smith
                               Secretary
                               Waste Management, Inc.


Dated:  12/29/04


Agent Authorized to Accept Service on Behalf of Above-Signed Party:

                               Steven M. Morgan, Esquire
                               Vice President & Assistant
                               General Counsel-Regulatory/HSE
                               Waste Management, Inc.
                               1001 Fannin, Suite 4000
                               Houston, TX 77002
                               (713) 512-6200




THE UNDERSIGNED PARTY enters into this Consent Decree in the matter of New Jersey Department of Environmental Protection, et al. v. Chemical Waste Management, Inc., et al., relating to the Kin Buc Landfill Superfund Site,

                              FOR WASTE MANAGEMENT HOLDINGS,
                              INC.


                               /s/ Antoinette R. Stone, Esquire
                               Antoinette R. Stone, Esquire


Dated:  12/30/04


Agent Authorized to Accept Service on Behalf of Above-Signed Party:


                               Steven M. Morgan, Esquire
                               Vice President & Assistant
                               General Counsel-Regulatory/HSE
                               Waste Management, Inc.
                               1001 Fannin, Suite 4000
                               Houston, TX 77002
                               (713)512-6200



                                   APPENDIX A


                   Map of Kin Buc Landfill Superfund Site





                                   APPENDIX B

                  NATURAL RESOURCE DAMAGES RESTORATION PROJECTS

Tidal Wetland Restoration

          The area for tidal restoration consists of approximately 30 acres of Phragmites australis (common reed)-dominated tidal marsh adjacent to the existing OU1 tidal wetland mitigation area. The final acreage will be verified through a ground survey of the "footprint" of the area before commencement of the project. The area is delineated on Figure 1. The project's objectives are to remove and prevent recolonization of the Phragmites in the 30 acre project area and establish a Spartina and other low-marsh / high marsh species wetland. Therefore, all work shall be completed with these objectives in mind.

          Components of the tidal wetland restoration include:

          - Obtaining appropriate approvals and/or permits, as identified by the New Jersey Department of Environmental Protection ("NJDEP") Land Use Program personnel, to perform work in the restoration area, including the use of permit equivalents and an aquatic use [herbicide application] permit such as was previously used for the OU1 mitigation work and Mound B riverfront work;

          - Selection of lots for this project that are adjacent to certain of the lots identified by Owner Defendants as being part of the Supplemental Environmental Project ("SEP") and Wetlands Restoration and Land Management Project ("WLP") to be performed by Owner Defendants as part of the Defendants' Consent Decree with the United States Environmental Protection Agency ("EPA") and the United States Department of Justice;

          - Controlling Phragmites by application of the herbicide Rodeor, or an equivalent;

          - Cutting/crushing Phragmites stalks with an all-terrain vehicle;

          - Natural recolonization of the area by Spartina species and other low-marsh/high-marsh native non-invasive species similar to those observed at the OU1 mitigation area;

          - Annual application of Rodeor in successively decreasing amounts until Phragmites has been reduced to no more than 15% of the vegetative cover;

          - Implementation of a qualitative annual monitoring program involving evaluation of vegetation coverage, hydrology and project status to document recolonization of native non-invasive wetland vegetation from the remnant tidal marsh seed bank.

            Annual monitoring results shall be presented in a letter report to the NJDEP Office of Natural Resource Restoration ("ONRR"), with a copy to Owner Defendants, after project construction (the time at which the spraying program has been completed) at the end of the following growing season. Monitoring shall be conducted for a minimum of 5 years. A successful project shall demonstrate the establishment of native non-invasive vegetation and the reduction of invasive plant species to no more than 15% of the vegetative cover. Lack of success shall require remedial action at the project site in the form of additional Rodeor application, which shall be reviewed by the ONRR. Additional monitoring under the above terms shall be required for any areas requiring such remedial action; and

          - Preservation of the project areas as open space in perpetuity through a conservation easement or deed restriction.


II.  Freshwater Wetland Enhancement and Habitat Creation and/or Enhancement

          The area for freshwater wetland enhancement and habitat creation and/or enhancement shall consist of approximately 5 acres. The final acreage will be verified through a ground survey of the "footprint" of the project before the commencement of the project. The freshwater wetland enhancement and habitat creation and/or enhancement shall include:

          - Enhancement of freshwater wetlands along Meadow Road;

          - Creation and/or enhancement of meadow habitat by adjusting the mowing schedule on a selected area of the Kin-Buc landfill mound;

          - Creation and/or enhancement of freshwater wetland habitats at stormwater facilities on site;

          - Creation and/or enhancement of freshwater wetland habitats and/or enhancement of upland areas at the on-site area between the Kin-Buc Landfill mound and the Edison Landfill;

          - Monitoring shall be conducted for a minimum of 5 years. A successful project shall demonstrate the establishment of native non-invasive wetland vegetation as described in Section I above;

          - Obtaining the appropriate approvals and/or permits, as identified by the NJDEP Land Use Program personnel, to perform work in this restoration area; and

          - Preservation of the project areas as open space in perpetuity through a conservation easement or deed restriction;

          The freshwater wetland enhancement contemplated in this project will not involve the creation of any new freshwater wetlands but rather enhancement of existing freshwater wetlands.

III. Miscellaneous

          The projects outlined in this appendix are based on the following assumptions:

          - NJDEP will issue all necessary regulatory approvals, upon receipt of the appropriate, completed applications whose requirements have been met, on an expedited and streamlined basis to the extent practicable. Upon receipt of any regulatory approvals, the Defendants shall commence implementation of the restoration projects as promptly as possible given the need to coordinate the implementation of the projects with the implementation of the SEP and WLP;

          - To the extent necessary, the Township of Edison will issue all necessary regulatory approvals, upon receipt of the appropriate, completed applications, whose requirements have been met;

          - Anchoring the project area to features that will serve as a block for Phragmites reinvasion;

          - Defendants shall submit copies of the design plans and specifications for both the tidal and freshwater restoration projects to ONRR;

          - The work plan pursuant to which the restoration projects shall be undertaken will be consistent in all material respects, to the extent practicable, with the work plan approved by the EPA and the DEP for the wetlands mitigation work performed at Operable Unit I during the remediation of the Kin-Buc Landfill pursuant to the EPA administrative orders;

          - NJDEP acknowledges that other, similar work will be undertaken by the Owner Defendants pursuant to the SEP and the WLP on lots adjacent to the project area and that the timing of the work required by this Consent Decree will be coordinated with such other work, to the extent practicable.